                                                                    Exhibit 3(a)

            SELLING GROUP AGREEMENT BY AND AMONG AMERICAN GENERAL
               SECURITIES INCORPORATED, THE UNITED STATES LIFE
                  INSURANCE COMPANY IN THE CITY OF NEW YORK,
                   ___________________________________, AND
                  __________________________________________

This Selling Group Agreement ("Agreement") is made by and among AMERICAN GENERAL SECURITIES INCORPORATED ("AGSI") a Texas corporation, THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK ("USL"), a New York domiciled life insurance company, ____________________________ ("Selling Group Member"), a ___________ corporation and __________________________ ("Associated Agency"), a
__________________ corporation.

                                   RECITALS

WHEREAS, USL is a wholly owned indirect subsidiary of AMERICAN GENERAL CORPORATION ("AGC"), a Texas corporation;

WHEREAS, AGSI is a wholly owned indirect subsidiary of AGC;

WHEREAS, USL and AGSI are affiliates under the ultimate common control of AGC pursuant to the insurance laws of the State of New York;

WHEREAS, USL and AGSI are parties to a Distribution Agreement whereby USL has granted AGSI a non-exclusive right to promote the sale of USL products set forth in Schedule A;

WHEREAS, the Distribution Agreement described herein has been non-disapproved by the New York Insurance Department;

WHEREAS, Selling Group Member and the Associated Agency are not affiliates of USL or AGSI;

WHEREAS, AGSI, USL, Selling Group Member and the Associated Agency wish to enter into this Agreement for the purpose of providing for the distribution of certain variable life insurance policies and/or annuity contracts;

NOW THEREFORE, in consideration of the premises and mutual promises set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1.   PRODUCT DISTRIBUTION.  Subject to the terms, conditions and limitations of
     --------------------
     this Agreement, the products sold under this Agreement shall be distributed in accordance with this section.
(a)  Designation of the Parties.
     --------------------------

     AGSI is a registered broker-dealer and distributor of the variable life insurance policies and/or annuity contracts or certificates set forth in Schedule A.

     USL is a New York licensed life insurance company issuing the variable products set forth on Schedule A and any successor or additional products registered with the Securities and Exchange Commission (the "SEC") and approved by the New York Insurance Department (as discussed in Paragraph
     (c) of this section entitled "NEW PRODUCTS") and shall be collectively referred to herein as the "Contracts."

     Selling Group Member is registered with the SEC as a broker-dealer under the Securities Exchange Act of 1934 ("1934 Act") and under any appropriate regulatory requirements of state law and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), unless Selling Group Member is exempt from the broker-dealer registration requirements of the 1934 Act.

     Selling Group Member has NASD registered representatives who will distribute the Contracts.

     The Associated Agency is a New York licensed insurance agency and is appointed by USL as an agent of USL with the New York Insurance Department. The relationship between the Associated Agency and USL is that of an independent contractor.

     The NASD registered representatives affiliated with Selling Group Member are also New York licensed insurance agents of the Associated Agency and are appointed by USL as agents of USL with the New York Insurance Department ("Sales Persons"). The relationship between the Sales Persons and Selling Group Member and the Sales Persons and USL is that of independent contractor.

     AGSI hereby appoints Selling Group Member and the Sales Persons to solicit and procure applications for the Contracts.

     The appointment by AGSI of Selling Group Member and the Sales Persons and the appointment by USL of the Associated Agency and the Sales Persons for the sale of these Contracts is not to be deemed exclusive in any manner and only extends to New York sales of the Contracts.

(b)  Responsibilities Of The Parties/Compliance.
     ------------------------------------------

     (i)  SELLING GROUP MEMBER/SALES PERSONS.
          ----------------------------------

          Selling Group Member shall be responsible for the sales activities of the Sales Persons and shall exercise supervisory oversight over the Associated Agency and the Sales Persons with respect to the offer and sale of the Contracts.

          Selling Group Member shall be solely responsible for the approval of suitability determinations for the purchase of any Contract or the selection of any investment option thereunder, in compliance with federal and state securities laws and shall supervise the Associated Agency and the Sales Persons in determining client suitability. Selling Group Member shall hold USL and AGSI harmless from any financial claim resulting from improper suitability decisions or failure to supervise the Associated Agency and the Sales Persons in accordance with federal securities laws and NASD regulation.

          Selling Group Member will fully comply with the requirements of the NASD and of the 1934 Act and such other applicable federal and state laws and will establish rules, procedures and supervisory and inspection techniques necessary to diligently supervise the activities of the Sales Persons in connection with offers and sales of the Contracts. Such supervision shall include, but not be limited to providing, or arranging for, initial and periodic training in knowledge of the Contracts. Upon request by AGSI or USL, Selling Group Member will furnish appropriate records as are necessary to establish diligent supervision and client suitability.

          Selling Group Member shall incur all costs associated with registering and complying with the various rules of the SEC and the NASD relating to broker-dealers.

          Selling Group Member shall fully cooperate in any insurance or securities regulatory examination, investigation, or proceeding or any judicial proceeding with respect to USL, AGSI, Selling Group Member and the Associated Agency and their respective affiliates, agents and representatives to the extent that such examination, investigation, or proceeding arises in connection with the Contracts. Selling Group Member shall immediately notify AGSI if its broker-dealer registration or the registration of any of its Sales Persons is revoked, suspended or terminated.

               The Sales Persons shall be the only parties involved in the solicitation, negotiation or procurement of the Contracts. All correspondence relating to the sale of the Contracts will be between USL, the Associated Agency, the Sales Persons and the prospective purchaser.

               The Sales Persons are authorized to collect the first purchase payment or premium (collectively "Premiums") on the Contracts. The Sales Persons will in turn remit the entire Premiums to USL.

               The Sales Persons shall take applications for the Contracts only on preprinted applications supplied to them and/or the Associated Agency by USL. All completed applications and supporting documents are the sole property of USL and shall be retained by or on behalf of USL in accordance with New York Insurance Regulation 152.

     (ii)      THE ASSOCIATED AGENCY/SALES PERSONS.
               -----------------------------------

               The Associated Agency is authorized to recommend Sales Persons for appointment by USL to solicit sales of the Contracts. The Associated Agency warrants that all such Sales Persons shall not commence solicitation nor aid, directly or indirectly, in the solicitation of any application for any Contract until that Sales Person is appropriately licensed and appointed by USL to sell the Contracts. Associated Agency shall be responsible for all fees required to obtain and/or maintain any licenses or registrations required by New York Insurance Law. Associated Agency will fully comply with the requirements of New York Insurance Law and Regulations.

               Associated Agency shall fully cooperate in any insurance or securities regulatory examination, investigation, or proceeding or any judicial proceeding with respect to USL, AGSI, Selling Group Member and Associated Agency and their respective affiliates, agents and representatives to the extent that such examination, investigation, or proceeding arises in connection with the Contracts. Associated Agency shall immediately notify AGSI if its insurance license or the license of any of its Sales Persons is revoked, suspended, or terminated.

               The Sales Persons shall complete a "Definition of Replacement Form" with each application for the Contracts. The "Definition of Replacement Form" shall be signed by the Sales Persons and each applicant and the Sales Persons shall leave a copy of the form with the applicant for his or her records. The Sales Persons shall attach the completed and signed "Definition of Replacement Form" to each application for the Contracts. Where the purchase of one of the Contracts will result in, or is likely to result in, a replacement, the Sales Persons shall comply in all respects with New York Insurance Regulation 60.

     (iii)     USL.
               ---

               USL will determine in its sole discretion whether to accept and issue Contracts submitted to USL by the Sales Persons.

               USL will return any incomplete applications to the Sales Persons.

               USL will provide the Sales Persons with all policy forms, the "Definition of Replacement Form" and any other regulatory forms required to be completed in connection with the Contracts.

               USL will inform the Associated Agency, the Sales Persons and Selling Group Member regarding any limitations on the availability of the Contracts in New York.

               USL represents that the prospectus(es) and registration statement(s) relating to the Contracts contain no untrue statements of material fact or omission of a material fact, the omission of which makes any statement contained in the prospectus and registration statement materially false or misleading. USL agrees to indemnify Associated Agency and Selling Group Member from and against any claims, liabilities and expenses which may be incurred by any of those parties under the Securities Act of 1933, the 1934 Act, the Investment Act of 1940, common law, or otherwise, that arises out of a breach of this paragraph.

     (iv)      AGSI.
               ----

               AGSI is authorized by USL to offer the Contracts to Selling Group Member for sale by the Sales Persons through the Distribution Agreement described herein.

(c)  New Products.
     ------------

     USL and AGSI may propose and USL may issue additional or successor products, in which event Selling Group Member, the Associated Agency and the Sales Persons will be informed of the product and its related Commission schedule. If Selling Group Member and the Associated Agency do not agree to distribute such product(s), they must notify AGSI in writing within 10 days of receipt of the Commission Schedule for such product(s). If Selling Group Member and the Associated Agency do not indicate disapproval of the new product(s) or the terms contained in the related Commission Schedule, Selling Group Member and the

     Associated Agency will be deemed to have thereby agreed to distribute such product(s) and agreed to the related Commission Schedule which shall be attached to and made a part of this Agreement.

(d)  Sales Material/Books and Records.
     --------------------------------

     The Associated Agency, Selling Group Member and Sales Persons shall not utilize, in their efforts to market the Contracts, any written brochure, prospectus, descriptive literature, printed and published material, audio-visual material or standard letters unless such material has been provided preprinted by USL or unless USL has provided prior written approval for the use of such literature. In accordance with New York Insurance Law Regulation 152, the Associated Agency and/or Selling Group Member shall maintain complete records indicating the manner and extent of distribution of any such solicitation material, shall make such records and files available to USL and/or AGSI and shall forward such records to USL and AGSI. Additionally, Selling Group Member and/or the Associated Agency shall make such material available to personnel of state insurance departments, the NASD or other regulatory agencies, including the SEC, which may have regulatory authority over USL or AGSI. The Associated Agency and Selling Group Member jointly and severally hold USL, AGSI and their affiliates harmless from any liability arising from the use of any material which either (i) has not been specifically approved in writing by USL, or (ii) although previously approved, has been disapproved by USL in writing for further use.

     Selling Group Member will reflect all sales of the Contracts by the Associated Agency and the Sales Persons on the books and records of Selling Group Member. Selling Group Member hereby designates the principal place of business of the Associated Agency as an Office of Supervisory Jurisdiction of Selling Group Member.

(e)  Prospectuses.
     ------------

     Selling Group Member warrants that solicitation for the sale of the Contracts will be made by use of a currently effective prospectus, that a prospectus will be delivered con-currently with each sales presentation and that no statements shall be made to a client superseding or controverting any statement made in the prospectus. USL and AGSI shall furnish Selling Group Member and the Associated Agency, at no cost to Selling Group Member or the Associated Agency, reasonable quantities of prospectuses to aid in the solicitation of Contracts.

2.   COMPENSATION.
     ------------

     USL will remit to the Associated Agency all compensation set forth in Schedule B annexed hereto. USL will not accept or otherwise honor any assignment of compensation by the Associated Agency in connection with the sale of the Contracts, unless such assignment complies with all applicable New York law.


3.   CUSTOMER SERVICE AND COMPLAINTS.
     -------------------------------

     The parties agree that USL may contact by mail or otherwise, any client, agent, account executive, or employee of the Associated Agency or other individual acting in a similar capacity if deemed appropriate by USL, in the course of normal customer service for existing Contracts, in the investigation of complaints, or as required by law. The parties agree to cooperate fully in the investigation of any complaint. USL will handle and process all complaints associated with the sale of the Contracts under this Agreement.


4.   INDEMNIFICATION.
     ---------------

     Selling Group Member, Associated Agency, and Sales Persons agree to hold harmless and indemnify AGSI and USL against any and all claims, liabilities and expenses incurred by either AGSI or USL, and arising out of or based upon any alleged or untrue statement of Selling Group Member, Associated Agency or Sales Person other than statements contained in the approved sales material for any Contract, or in the registration statement or prospectus for any Contract.

     USL hereby agrees to indemnify and hold harmless Selling Group Member and each of its employees, controlling persons, officers or directors against any losses, expenses (including reasonable attorneys' fees and court costs), damages or liabilities to which Selling Group Member and the Associated Agency or such affiliates, controlling persons, officers or directors become subject, under the Securities Act of 1933, New York Insurance Laws or otherwise, insofar as such losses, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon USL's performance, non-performance or breach of this Agreement, or are based upon any untrue statement contained in, or material omission from, the prospectus for any of the Contracts.

5.   FIDELITY BOND.
     -------------

     The Associated Agency represents that all directors, officers, employees and Sales Persons of the Associated Agency licensed pursuant to this Agreement or who have access to funds of USL are and will continue to be covered by a blanket fidelity bond including coverage for larceny, embezzlement and other defalcation, issued by a reputable bonding company. This bond shall be maintained at the Associated Agency's expense.

     Such bond shall be at least equivalent to the minimal coverage required under the NASD Rules of Fair Practice, and endorsed to extend coverage to life insurance and annuity transactions. The Associated Agency acknowledges that USL may require evidence that such coverage is in force and the Associated Agency shall promptly give notice to USL of any notice of cancellation or change of coverage.

     The Associated Agency assigns any proceeds received from the fidelity bond company to USL to the extent of USL's loss due to activities covered by the bond. If there is any deficiency, the Associated Agency will promptly pay USL that amount on demand. The Associated Agency indemnifies and holds harmless USL from any deficiency and from the cost of collection.


6.   LIMITATIONS ON AUTHORITY.
     ------------------------

     The Contract forms are the sole property of USL. No person other than USL has the authority to make, alter or discharge any policy, Contract, certificate, supplemental contract or form issued by USL. No party has the right to waive any provision with respect to any Contract or policy; give or offer to give, on behalf of USL, any tax or legal advice related to the purchase of a Contract or policy; or make any settlement of any claim or bind USL or any of its affiliates in any way. No person has the authority to enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of USL.


7.   ARBITRATION.
     -----------

     The parties agree that any controversy between or among them arising out of their business or pursuant to this Agreement that cannot be settled by agreement shall be taken to arbitration as set forth herein. Such arbitration will be conducted according to the securities arbitration rules then in effect, of the American Arbitration Association, NASD, or any registered national securities exchange. Arbitration may be initiated by serving or mailing a written notice. The notice must specify which rules will apply to the arbitration. This specification will be binding on all parties.

     The arbitrators shall render a written opinion, specifying the factual and legal bases for the award, with a view to effecting the intent of this Agreement. The written opinion shall be signed by a majority of the arbitrators. In rendering the written opinion, the arbitrators shall determine the rights and obligations of the parties according the substantive and procedural laws of the State of New York. Accordingly, the written opinion of the arbitrators will be determined by the rule of law and not by equity. The decision of the majority of the arbitrators shall be final and binding on the parties and shall be enforced by the courts in New York.

8.   GENERAL PROVISIONS.
     ------------------

     (a)  Waiver.
          ------

          Failure of any of the parties to promptly insist upon strict compliance with any of the obligations of any other party under this Agreement will not be deemed to constitute a waiver of the right to enforce strict compliance.

     (b)  Independent Assignment.
          ----------------------

          No assignment of this Agreement or of commissions or other payments under this Agreement shall be valid without prior written consent of USL. Furthermore, except as provided below, this Agreement and any rights pursuant hereto shall be assignable only upon the written consent of all of the parties hereto. Except as and to the extent specifically provided in this Agreement, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective legal successors, any rights, remedies, obligations, or liabilities, or to relieve any person other than the parties hereto or their respective legal successors, from any obligations or liabilities that would otherwise be applicable.

     (c)  Notice.
          ------

          All notices, statements or requests provided for hereunder shall be deemed to have been duly given when delivered by hand to an officer of the other party, or when deposited with the U.S. Postal Service, via first-class certified or registered mail, with postage pre- paid, or when delivered by overnight courier service, telex or telecopier, addressed as follows:

          If to USL:
                         The United States Life Insurance Company in
                                    the City of New York
                                       125 Maiden Lane
                                   New York, NY 10038-4992
                                   Attention:  General Counsel

          If to Selling Group Member:
                                        _____________________
                                        _____________________
                                        _____________________
                             Attention: _____________________

          If to AGSI:

                    American General Securities Incorporated
                               2727 Allen Parkway
                              Houston, Texas 77019
                         Attention: F. Paul Kovach, Jr.


          If to the Associated Agency:
                                        _____________________
                                        _____________________
                                        _____________________
                             Attention: _____________________

          or to such other persons or places as each party may from time to time designate by written notice.

     (d)  Severability.
          ------------

          To the extent this Agreement may be in conflict with any applicable law or regulation, this Agreement shall be construed in a manner consistent with such law or regulation. The invalidity or illegality of any provision of this Agreement shall not be deemed to affect the validity or legality of any other provision of this Agreement.

     (e)  Amendment.
          ---------

          This Agreement may be amended only in writing and signed by all parties. No amendment will impair the right to receive commissions accrued with respect to Contracts issued and applications procured prior to the amendment.

     (f)  Entire Agreement.
          ----------------

          This Agreement together with such amendments as may from time to time be executed in writing by the parties, constitutes the entire agreement and understanding between the parties in respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof.

     (g)  Termination.
          -----------

          This Agreement may be terminated by any party upon 30 days' prior written notice. It may be terminated, for cause, defined as a material breach of this Agreement, by any party immediately. Termination of this Agreement shall not impair the right to receive commissions accrued to applications procured prior to the termination except for a termination due to cause, or as otherwise specifically provided in Schedule B.

     (h)  Governing Law.
          -------------

          This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York applicable to contracts made and to be performed in that state, without regard to principles of conflict of laws.



By signing below, the undersigned agree to have read and be bound by the terms and conditions of this Agreement.

Date:  ______________________________________


Selling Group Member

Address:      _______________________________________________

              _______________________________________________

Signed By:           _________________________________________________________


Name & Title:        _________________________________________________________


The United States Life Insurance Company in the City of New York
                     125 Maiden Lane
                     New York, NY 10038

Signed By:           __________________________________________________________


Name & Title:        __________________________________________________________


The Associated Agency

Address:             __________________________________________________________

                     __________________________________________________________

Signed By:           __________________________________________________________

Name & Title:        __________________________________________________________


American General Securities Incorporated
                     2727 Allen Parkway
                     Houston, TX 77019

Signed By:           __________________________________________________________

Name & Title:        __________________________________________________________

Schedule A
Control Date - ________________, 1999

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK
              CONTRACTS COVERED BY THIS AGREEMENT



                           Registration Forms      Separate
Contract Name                 and Numbers          Account
-------------              --------------------------------

Platinum Investor          Form S-6                USL VL-R
Variable Life Insurance    Nos. 811-09359
                                333-79471

Schedule B - Platinum Investor Variable Life
Control Date-_________, 1999


                   AMERICAN GENERAL SECURITIES INCORPORATED
                   THE UNITED STATES LIFE INSURANCE COMPANY
                     IN THE CITY OF NEW YORK ([]USL[]) AND
                             THE ASSOCIATED AGENCY


This Schedule B is made a part of the Selling Group Agreement ("Agreement") to which it is attached. It is subject to the terms and conditions of the Agreement. In no event shall USL be liable for the payment of any commission with respect to any solicitation made, in whole or in part, by any person not appropriately licensed and appointed prior to the commencement of such solicitation.

Platinum Investor Variable Life:
-------------------------------

1.   Commissions to Be Paid to The Associated Agency
     -----------------------------------------------

     .  90% of premiums paid in the first Policy year up to the Target Premium;

     . 4% of premiums which are not in excess of the Target Premium, paid in any of Policy years 2 through 10;

     . 2.5% of premiums which are in excess of the Target Premium, paid in any of Policy years 1 through 10; and

     . Beginning with the 2nd Policy year, an asset based commission of 6.25 basis points will be paid each quarter on the unloaned accumulation value as of the end of the prior policy quarter.

2.   Discretionary Expense Allowance Payment
     ---------------------------------------

     At its sole discretion, USL may pay the Associated Agency an additional expense allowance payment of up to 5% of first year target premium. In the event that the Associated Agency personally produces any particular policy, and USL determines that the Associated Agency qualifies in the aggregate for some additional expense allowance payment, the Associated Agency will only be eligible to receive an additional expense allowance payment of up to 1% of first year Target Premium as to that policy.

     Whether or not the Associated Agency may be eligible to receive this discretionary payment will, at a minimum, depend upon the ratio of the Associated Agency total production offset by USL's expenses relative to such production. In the event that USL determines, in it sole discretion, that the Associated Agency is eligible for an additional expense allowance payment, the Associated Agency will ensure that none of the additional expense allowance payment is passed onto a Sales Person.

3.   Target Premium
     --------------

     The Target Premium is the maximum amount of premium to which the first year commission rate applies. Commissions paid on premiums received in excess of the Target Premium are paid at the excess rate. The Target Premium is an amount calculated in accordance with the method of calculation and rates from the USL Target Premium schedules. USL may change the Target Premium schedules from time to time. The Target Premium applicable to a particular coverage shall be determined from the schedule in force when the first premium for such coverage is entered as paid in accounting records of USL.

4.   Trail Commissions; When Paid
     ----------------------------

     The 0.25% annual trail is calculated on a quarterly basis as 0.0625%, and is applied to the entire unloaned accumulation value on each quarterly Policy anniversary. Payment will be made at the end of the calendar quarter immediately following the corresponding quarterly Policy anniversary. For example, for Policies issued February 1, the trail is based on the unloaned accumulation value as of February 1, but is not payable until the calendar quarter ended March 31.

5.   Commissions on Increases in Specified Amount
     --------------------------------------------

     First year commissions will be paid on a portion of the premiums received during the first year following the increase.

     (a) A portion of the premium received is allocated to the increase segment by multiplying the premium received by the ratio of:

          1)  the Target Premium for the increase segment, to

          2)  the total Target Premium.

     (b) First year commissions are paid on the premium allocated to the increase segment up to the Target Premium for the increase.

     (c) Renewal commissions are paid on the portion of the premium allocated to the increase segment in excess of the Target Premium for the increased segment.

     (d) Renewal commissions are paid on the premium received that is not allocated to the increase segment (unless the Policy is still in its first Policy year and the Target Premium for the original Specified Amount has not yet been received).

6.   Commissions on Death Benefit Option Switches
     --------------------------------------------

     No commissions are paid on changes in Death Benefit Options, either from increasing to level, or from level to increasing.

7.   Commissions on Riders
     ---------------------

     Commissions paid on Riders for Platinum Investor are:

     .  90% of premiums paid in the first Policy year up to the Target Premium;

     . 4% of premiums which are not in excess of the Target Premium, paid in any of Policy years 2 through 10; and

     . 2.5% of premiums which are in excess of the Target Premium, paid in any of Policy years 1 through 10.

8.   Commissions on Substandard Ratings
     ----------------------------------

     The Substandard Target Premium is equal to the Minimum Annual Premium (MAP) for substandard ratings up to Table 6 plus permanent and temporary flat extra premiums of more than seven years. Aviation extra premiums are excluded from the Substandard Target Premium. Commissions paid on substandard rating are:

     . 90% of premiums paid for substandard ratings in the first Policy year up to the Target Premium;

     . 4% of premiums paid for substandard ratings, which are not in excess of the Target Premium, in any of Policy years 2 through 10; and

     . 2.5% of premiums paid for substandard ratings, which are in excess of the Target Premium, paid in any of Policy years 1 through 10.

9.   Change of  The Associated Agency
     --------------------------------

     A Policy owner may elect to change representation from the Associated Agency to another agency subsequent to the sale of the Policy, solely in the Policy owner's discretion. After such change, further compensation paid for the Policy will be paid to the new agency.

10.  Guidelines and Commissions on Internal Exchanges
     ------------------------------------------------

     (a)  USL Interest-Sensitive Products to USL Variable Universal Life
          Products

          USL Interest-Sensitive products may be exchanged for USL Variable Universal Life products under the following guidelines:

          (1) No exchanges are allowed during the first 5 Policy years of the USL Interest-Sensitive product proposed for exchange;

          (2) Surrender charges will be waived for exchanges to a new Platinum Investor VUL policy as long as the new policy's surrender charges are equal to or greater than the existing policy's surrender charges;

          (3) No commission will be earned on the initial exchange of any USL Interest-Sensitive policy for an USL VUL policy; however, the cash value may be applied against first year premiums up to the Target Premium on a no commission basis; and

          (4) All subsequent premiums will receive commissions calculated as described in Sections 1, 4, 5, and 6 of this Schedule B.

     (b)  USL Traditional Products to USL Variable Universal Life Products

          No exchanges are allowed between Traditional products and Variable Universal Life products unless specifically stated in the traditional product policy form.

     (c)  USL Term Insurance Products to USL Variable Universal Life Products

          USL Term Insurance products may be exchanged for USL Variable Universal Life products under the following guidelines:

          (1) If the current USL Term Insurance policy contains a conversion option, the policy may be exchanged for a Platinum Investor policy without evidence of insurability;

          (2) If the current Term Insurance policy is exchanged for a Platinum Investor policy, the policy owner will receive a conversion credit on the base policy only by multiplying the premium paid in year 1, up to the Target Premium, by .333. No commission is earned on the conversion;

          (3) All subsequent premiums will receive commissions calculated as described in Sections 1, 4, 5, and 6 of this Schedule B.

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